SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [ X ]
Filed by a Party other than the Registrant  [   ]
Check the appropriate box:
[    ] Preliminary Proxy Statement
[    ] Confidential, for Use of the Commission Only (as permitted by
Rule 14a-6(e)(2))
[    ] Definitive Proxy Statement
[    ] Definitive Additional Materials
[ X] Soliciting Material Pursuant to Rule 14a-12


MIPS TECHNOLOGIES, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[ X ]  No fee required.
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
and 0-11.
1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:


[   ]	Fee paid previously with preliminary materials.
[   ]	Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

On August 26, 2003, the Company issued a press release relating to its preliminary proxy statement. A copy of the press release follows.

Investor Contact:                         Media Contact:
Bonnie Gardiner                           Lee Garvin Flanagin
MIPS Technologies, Inc.                   MIPS Technologies, Inc.
+1 650 567 5064                           +1 650 567 5180
bonnieg@mips.com                          flanagin@mips.com

MIPS Technologies Files Proposal to Combine Outstanding
"MIPS, MIPSB" Common Shares

MOUNTAIN VIEW, Calif., - August 26, 2003 - MIPS Technologies, Inc. (NASDAQ: MIPS, MIPSB), today announced that it has filed with the Securities and Exchange Commission the preliminary Proxy Statement relating to its Annual Meeting of Stockholders to be held on November 12, 2003.

The company will be submitting for stockholder approval a proposal to amend and restate MIPS Technologies' Certificate of Incorporation to consolidate the Class A common stock and Class B common stock into a single class of common stock and, simultaneously, to convert each outstanding share of Class A common stock and of Class B common stock into one share of the newly authorized single class of common stock.

If stockholders approve the amendment of the MIPS Technologies' Certificate of Incorporation, it will not become effective until the Board of Directors determines that one of several conditions related to the Company's Tax Indemnification Agreement with Silicon Graphics, Inc. has been satisfied, which is further described in the preliminary Proxy Statement.


Additional Information

Each of the directors of MIPS Technologies is deemed to be a participant in the Company's solicitation of proxies in connection with its 2003 Annual Meeting. Information regarding the interests of each of these persons in the Company's solicitation is contained in the preliminary Proxy Statement under the headings "Director Compensation," "Security Ownership of Certain Beneficial Owners and Management" and "Executive Compensation." Copies of the preliminary Proxy Statement are available for free at the company's website at www.mips.com and the Securities and Exchange Commission's website at www.sec.gov.

Stockholders are urged to read MIPS Technologies' definitive Proxy Statement when it becomes available because it will contain important information. Stockholders will be able to obtain for free a copy of the definitive Proxy Statement, and any other relevant documents, at the company's website at www.mips.com and the Securities and Exchange Commission's website at www.sec.gov.

MIPS Technologies, Inc.
MIPS Technologies, Inc. is a leading provider of industry standard processor architectures and cores for digital consumer and business applications. The company drives the broadest architectural alliance that is delivering 32- and 64-bit embedded RISC solutions. The company licenses its intellectual property to semiconductor companies, ASIC developers, and system OEMs. MIPS Technologies, Inc. and its licensees offer the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products. MIPS Technologies, Inc.
is based in Mountain View, California, and can be reached at 650-567-5000 or www.mips.com.

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MIPS(r) is a registered trademark in the United States and other countries, and MIPS-based(tm) is a trademark of MIPS Technologies, Inc.